Exhibit 11
                                                          ----------

                             CONRAIL INC.
                             ------------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------
                   ($ In Millions Except Per Share)



                                         Years ended December 31,
                                         ------------------------
                                         1993       1992     1991
                                         ----       ----     ----
Primary
- -------
Income (loss) before the cumulative
effect of changes in accounting
principles (1)                           $234       $282    $(207)

Dividends declared on Series A ESOP
convertible junior preferred stock
(ESOP Stock), net of tax benefits         (13)       (14)     (14)
                                         ----       ----     ----
                                          221        268     (221)
Charges relative to the cumulative
effect of changes in accounting
principles (1)                            (74)

                                         ----       ----     ----
Adjusted net income (loss)               $147       $268    $(221)
                                         ====       ====    =====
Fully Diluted
- -------------
Income (loss) before the cumulative
effect of changes in accounting
principles (1)                            234        282     (207)

Dividends declared on ESOP Stock,
net of tax benefits                                           (14)

Nondiscretionary adjustment (2)            (6)        (7)
                                         ----       ----     ----
                                          228        275     (221)

Charges relative to the cumulative
effect of changes in accounting
principles (1)                            (74)
                                         ----       ----     ----
Adjusted net income (loss)               $154       $275    $(221)
                                         ====       ====    =====



                                                          Exhibit 11
                                                          ----------

                             CONRAIL INC.
                             ------------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------
                   ($ In Millions Except Per Share)




                                            Years ended December 31,
                                    --------------------------------------
                                          1993         1992       1991 (3)
                                    ----------   ----------     ----------

Weighted average number of shares
(4)
Primary
Weighted average number of common
shares outstanding                  79,656,302   80,823,000     81,883,970
Effect of shares issuable under
stock option plans                     990,193      920,648
                                    ----------   ----------     ----------
                                    80,646,495   81,743,648     81,883,970

Fully diluted
Weighted average number of common
shares outstanding                  79,656,302   80,823,000     81,883,970
ESOP Stock                           9,954,311    9,966,200
Effect of shares issuable under
stock option plans                   1,225,369    1,066,993
                                    ----------   ----------     ----------
                                    90,835,982   91,856,193     81,883,970


Income (loss) per common share (4)
Before the cumulative effect of
changes in accounting principles
Primary                                  $2.74        $3.28         $(2.70)
Fully diluted                             2.51         2.99          (2.70)

Cumulative effect of changes in
accounting principles
Primary                                   (.92)
Fully diluted                             (.81)

Net income (loss) per common share
Primary                                  $1.82        $3.28         $(2.70)
Fully diluted                             1.70         2.99         $(2.70)



                                                          Exhibit 11
                                                          ----------



                             CONRAIL INC.
                             ------------
                EARNINGS (LOSS) PER SHARE COMPUTATIONS
                --------------------------------------


 Notes:  1.  The Company adopted Statement of Financial Accounting
             Standards No. 106 ("Employers' Accounting for Postretirement Benefits Other Than Pensions") and Statement of Financial Accounting Standards No. 109 ("Accounting for Income Taxes") effective January 1, 1993. As a result, the Company recorded cumulative after tax charges of $22 million and $52 million, respectively.

         2. Represents the increase, net of income tax benefits, in ESOP-related expenses assuming conversion of all ESOP Stock to common stock.

         3. Primary and fully diluted loss per share are based on the weighted average number of common shares outstanding and exclude shares issuable under stock option plans and the conversion of ESOP stock to common stock since the effects of their inclusion are antidilutive.

         4. The Company's Board of Directors authorized a two-for-one common stock split which was effected in the form of a stock dividend distributed on September 15, 1992. The Board of Directors also declared a stock dividend on the ESOP Stock in the amount of one share of ESOP Stock for each share of ESOP Stock outstanding as of August 31, 1992 and distributed on September 15, 1992. All references with regard to the number of shares for common stock, ESOP Stock, and shares issuable under stock option plans and per share amounts have been restated to reflect the stock splits.











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